CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276294 on Form S-6 of our report dated February 6, 2024, relating to the financial statement of FT 11264, comprising Corporate Investment Grade Portfolio, 3-7 Year, Series 19, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 6, 2024